                                                                    EXHIBIT 10.9

                             CHASE SECURITIES INC.



                                                                    June 7, 1996


                              Sprint Spectrum L.P.
                              --------------------
                   Senior Secured Revolving Credit Facilities
                   ------------------------------------------
                               Commitment Letter
                               -----------------



Sprint Spectrum L.P.
4717 Grand Avenue
Kansas City, Missouri 64114

Attention: Mr. Robert Sleet

Ladies and Gentlemen:

        You have advised Chemical Bank ("Chemical") and Chase Securities Inc. ("CSI") that Sprint Spectrum L.P. (the "Borrower"), intends to develop and operate a national wireless telephone system. You have requested that CSI agree to structure, arrange and syndicate senior secured revolving credit facilities in an aggregate principal amount of up to $2,000,000,000 (the "Facilities") to be used to finance working capital needs, subscriber acquisition costs and capital expenditures of the Borrower and its subsidiaries and for general partnership purposes and that Chemical commit to provide the entire principal amount of and to serve as administrative agent for the Facilities. The terms of the Facilities will be as set forth in the Summary of Terms and Conditions attached hereto as Exhibit A (the "Term Sheet").

        You hereby appoint CSI, and CSI agrees to act, as advisor and arranger
for the Facilities.   You hereby appoint Chemical, and Chemical agrees to act,
as administrative agent for the Facilities. Chemical is pleased to advise you of its commitment to provide the entire amount of the Facilities upon the terms and subject to the conditions set forth or referred to in this Commitment Letter and in the Term Sheet.

        It is agreed that Chemical will act as the sole Administrative Agent and that CSI will act as the sole advisor and lead arranger for the Facilities and that each will perform the duties and exercise the authority customarily performed and exercised by it in its respective role or roles. It is agreed that the titles and roles to be awarded to other financial institutions and any related compensation (other than that expressly contemplated by the Term Sheet and the Fee Letter referred to below) will be subject to the agreement of the Borrower, CSI and Chemical.

        CSI intends to syndicate the Facilities to a group of financial institutions (together with Chemical, the "Lenders") identified by us in consultation with you. CSI intends to commence syndication efforts promptly upon the execution of this Commitment Letter, and you agree actively to assist CSI in completing a syndication satisfactory to it. Such assistance shall include (a) your using, and endeavoring in good faith to cause the Parents (as defined in the Term Sheet) to use, your and their best efforts to ensure that the syndication benefits materially from your and their existing lending relationships, (b) direct contact between senior management and advisors of the Borrower and the proposed Lenders, (c) assistance in the preparation of a Confidential Information Memorandum and other marketing materials to be used in connection with the syndication and (d) the hosting, with CSI, of one or more meetings of prospective Lenders.

        CSI, in consultation with the Borrower, will manage all aspects of the syndication, including decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate, the allocations of the commitments among the Lenders and the amount and distribution of fees among the Lenders. To assist CSI in its syndication efforts, you agree promptly to prepare and provide to CSI and Chemical all information with respect to the Borrower, including all financial information and projections (the "Projections"), as we may reasonably request in connection with the arrangement and syndication of the Facilities. You hereby represent and covenant that (a) all information other than the Projections (the "Information") that has been or will be made available to Chemical or CSI by you or any of your representatives is and will be, when furnished, complete and correct in all material respects and does not and will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (b) the Projections made available to Chemical or CSI by you or any of your representatives have been and will be prepared in good faith based upon reasonable assumptions. You understand that in arranging and syndicating the Facilities we may use and rely on the Information and Projections without independent verification thereof.

        As consideration for Chemical's commitment hereunder and CSI's agreement to perform the services described herein, you agree to pay to Chemical the nonrefundable fees set forth in Annex I to the Term Sheet and in the Fee Letter dated the date hereof and delivered herewith (the "Fee Letter").

        Chemical's commitment hereunder and CSI's agreement to perform the services described herein are subject to (a) there not occurring or becoming known to us any condition or change that affects or would be likely to affect in any material and adverse respect the business, operations, financial condition or contractual arrangements of the Borrower and its subsidiaries taken as a whole,
(b) our not becoming aware after the date hereof of any event or circumstance affecting the Borrower or the transactions contemplated hereby that is inconsistent in a material and adverse manner with information disclosed to us by the Borrower prior to the date hereof, (c) there not having occurred a material disruption of or material adverse change in financial, banking or capital market conditions generally that, in our judgment, could reasonably be expected materially to impair the syndication of the Facilities, (d) our satisfaction that prior to and during the syndication of the Facilities there shall be no competing offering, placement or arrangement of any debt securities or bank financing by or for the use of the Borrower, except as expressly contemplated by the Term Sheet or described in Schedule I hereto, (e) the negotiation, execution and delivery on or before September 30, 1996, of definitive documentation with respect to the Facilities satisfactory to Chemical and its counsel and (f) the other conditions set forth or referred to in the Term Sheet. We wish to advise you that, on the basis of our discussions and due diligence to date, we are aware of no event or circumstance that would prevent any of the foregoing conditions from being satisfied. The terms and conditions of Chemical's commitment hereunder and of the Facilities are not limited to those set forth herein and in the Term Sheet, and matters not covered by the provisions hereof and of the Term Sheet are subject to the approval and agreement of Chemical, CSI and the Borrower.

        You agree (a) to indemnify and hold harmless Chemical, CSI, their affiliates and the respective officers, directors, employees, advisors, and agents of such persons (each, an "indemnified person") from and against any and all losses, claims, damages and liabilities to which any such indemnified person may become subject arising out of or in connection with this Commitment Letter, the Facilities, the use of the proceeds thereof, the transactions contemplated hereby or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any indemnified person is a party thereto, and to reimburse each indemnified person upon demand for any legal or other expenses incurred in connection with investigating or defending any of the foregoing, provided that the foregoing indemnity will not, as to any indemnified
           --------
person, apply to losses, claims, damages, liabilities or related expenses to the extent they arise from the willful misconduct or gross negligence of such indemnified person, and (b) to reimburse Chemical, CSI and their affiliates on demand for all reasonable out-of-pocket expenses (including due diligence expenses, syndication expenses, consultant's fees and expenses, travel expenses, and reasonable fees, charges and disbursements of counsel) incurred in connection with the Facilities and any related documentation (including this Commitment Letter, the Term Sheet, the Fee Letter and the definitive financing documentation) or the administration, amendment, modification or waiver thereof. No indemnified person shall be liable for any indirect or consequential damages in connection with its activities related to the Facilities.

        This Commitment Letter shall not be assignable by you without the prior written consent of Chemical and CSI (and any purported assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto. This Commitment Letter may not be amended or waived except by an instrument in writing signed by you, Chemical and CSI. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. This Commitment Letter and the Fee Letter are the only agreements that have been entered into among us with respect to the Facilities and set forth the entire understanding of the parties with respect thereto. This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York.

        This Commitment Letter is delivered to you on the understanding that neither this Commitment Letter, the Term Sheet or the Fee Letter nor any of their terms or substance will be disclosed, directly or indirectly, to any other person except (a) to your officers, agents and advisors, and the officers, agents and advisors of your Parents, who are directly involved in the consideration of this matter or (b) as may be compelled in a judicial or administrative proceeding or otherwise required by law (in which case you agree to inform us promptly thereof), provided, that the foregoing restrictions shall
                                --------
cease to apply (except in respect of the Fee Letter and its terms and substance) after this Commitment Letter has been accepted by you.

        The compensation, reimbursement, indemnification and confidentiality provisions contained herein and in the Fee Letter shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or Chemical's commitment hereunder.

        If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof and of the Term Sheet and the Fee Letter by returning to us executed counterparts hereof and of the Fee Letter, not later than 5:00 p.m., New York City time, on June 14, 1996, failing which Chemical's commitment and CSI's agreements herein will expire at such time.

        Chemical and CSI are pleased to have been given the opportunity to assist you in connection with this important financing.

                             Very truly yours,

                             CHEMICAL BANK

                             By: /s/ Ann B. Kerns
                                -----------------------------
                               Name: Ann B. Kerns
                               Title: Vice President


                             CHASE SECURITIES INC.


                             By: /s/ James L. Stine
                                -----------------------------
                               Name: James L. Stine
                               Title: Managing Director

Accepted and agreed to
as of the date first
written above by:

SPRINT SPECTRUM L.P.


By: /s/ Robert E. Sleet, Jr.
   --------------------------
 Name: Robert E. Sleet, Jr.
 Title: Vice President & Treasurer

                                                                      SCHEDULE I
                                                                      ----------



1. Proposed Senior Note Offering.

2. Vendor Financing with Lucent Technologies Inc.

3. Vendor Financing with Northern Telecom Inc.

4. Possible handset financing.

                             SPRINT SPECTRUM L.P.

                             BANK CREDIT FACILITY

                        Summary of Terms and Conditions

                                 June 7, 1996

                             --------------------

I.  Parties
    -------

 Borrower:              Sprint Spectrum L.P. (the "Borrower").
                                                   --------

 Lenders: The banks, financial institutions and other entities selected in the syndication effort (collectively, the "Lenders").
                         -------

 Arranger:              Chase Securities Inc. (in such capacity, the
                        "Arranger").
                         --------

 Administrative Agent:  Chemical Bank (in such capacity, the "Administrative
                                                              --------------
                        Agent").
                        ------

 Co-Arrangers and       To be determined
 Other Roles:


II.  The Credit Facility
     -------------------

 Facilities:            Three Senior Secured Revolving Credit Facilities (the
                        "Credit Facilities") in an aggregate principal amount of
                         -----------------
                        $2,000,000,000 (the loans thereunder being referred to
                        herein as the "Loans"), such aggregate principal amount
                                       -----
                        to be allocated between (a) a Tranche A Revolving Credit
                        Facility in an aggregate principal amount of
                        $750,000,000 (the "Tranche A Facility"), (b) a Tranche B
                                           ------------------
                        Revolving Credit Facility in an aggregate principal
                        amount of $750,000,000 (the "Tranche B Facility") and
                                                     ------------------
                        (c) a Tranche C Revolving Credit Facility in an
                        aggregate principal amount of $500,000,000 (the "Tranche
                                                                         -------
                        C Facility").
                        ----------

 Availability:          (A) Loans under the Tranche A Facility will be
                        available during the period commencing on the date that the Tranche A Conditions (as defined in Annex I hereto) are satisfied and ending on the Maturity Date
                        (as defined below).

                        (B) Loans under the Tranche B Facility will be available during the period commencing on the date that the Tranche A Conditions and the Tranche B Conditions (as defined in Annex I hereto) are satisfied and ending on the Maturity Date (as defined below).

                        (C) Loans under the Tranche C Facility will, subject to the satisfaction of the Tranche C Condition (as defined in Annex I), be available during the period commencing on the later of (i) the date that the Tranche A Conditions and the Tranche B Conditions are satisfied and (ii) December 31, 1997, and ending on the Maturity Date (as defined below).

Automatic Reductions    The commitments under the Credit Facilities will
of Credit Facilities:   automatically reduce in 16 consecutive quarterly
                        installments, commencing on the date that is five years and three months after the Closing Date, in an aggregate amount for each installment equal to the product of (a) the percentage set forth opposite such installment below and (b) $2,000,000,000.

                        Installment       Reduction Percentage
                        -----------       --------------------

                            1-4                   3.75%
                            5-8                   5.00%
                            9-12                  7.50%
                           13-16                  8.75%

                        The amounts of such reductions will be distributed ratably among the Credit Facilities.

 Maturity:              The Credit Facilities will mature on the date (the
                        "Maturity Date") that is nine years after the Closing
                         -------------
                        Date (as defined below).

 Closing Date:          On or before September 30, 1996.

 Purpose: The proceeds of the Loans shall be used to finance working capital needs, subscriber acquisition costs, capital expenditures and other general partnership purposes of the Borrower and its Restricted Subsidiaries (as defined below).


III.  General Payment Provisions
      --------------------------

 Fees, Interest Rates   As set forth on Annex I hereto.
 and Interest Payment
 Dates:

 Optional Prepayments   Loans may be prepaid and commitments may be reduced by
 and Commitment         the Borrower in minimum amounts of  $10,000,000 or
 Reductions:            integral multiples of $1,000,000 in excess thereof.
                        Optional commitment reductions shall be applied ratably to the remaining "Automatic Reductions of the Credit
                        Facilities" described above.

 Mandatory Prepayments  (a) 100% of the net cash proceeds of any sale or
 and Commitment         other disposition by the Borrower or any of its
 Reductions:            Restricted Subsidiaries of any material assets (subject
                        to a basket to be determined) that are not reinvested in
                        the Borrower's business within 270 days after receipt
                        thereof shall be applied ratably to reduce the Credit
                        Facilities and prepay all other indebtedness secured by
                        such assets. The Credit Documentation (as defined below)
                        will contain provisions requiring the Borrower to give
                        notice to the Lenders, at the time of any such asset
                        sale or other disposition, if it intends to reinvest the
                        proceeds thereof in its business ("Reinvestment
                                                           ------------
                        Proceeds"), and to provide evidence that such
                        --------
                        reinvestment has been accomplished within 270 days after
                        receipt of such proceeds. The Reinvestment Proceeds will
                        be applied to the temporary prepayment of the Credit
                        Facilities, and availability under the Credit Facilities
                        equal to the amount of Reinvestment Proceeds will be
                        reserved for drawings for such purpose, provided,
                                                                --------
                        however, that to the extent the Reinvestment Proceeds of
                        -------
                        any asset sale or other disposition exceed $100,000,000, such excess shall be deposited in a cash collateral account with the Trustee (as defined below), to be disbursed therefrom and when such reinvestment is made or, as the case may be, the Credit Facilities reductions and prepayments described in the first sentence of this paragraph are required.

                        (b) Beginning with the fiscal year ended 2000, 50% of Excess Cash Flow (as defined in Section VIII below) shall be applied ratably to reduce the Credit Facilities, prepay the loans under the Vendor Financing and reduce or prepay, as applicable, all other Secured Debt outstanding under instruments requiring the Borrower to do so.

                        Any reductions of the Credit Facilities pursuant to the foregoing two paragraphs shall be applied ratably to the then remaining "Automatic Reductions of the Credit Facilities" described above and shall be accompanied by prepayment of the Loans to the extent such Loans exceed the amount of the Credit Facilities as so reduced.


IV.  Collateral; Capital Contribution Agreement; Guarantees
     ------------------------------------------------------

 Collateral:            The assets of the Borrower and its Restricted
                        Subsidiaries shall, for collateral purposes, be
                        allocated to one of the four following categories: (i)
                        PCS FCC licenses ("FCC Licenses"), (ii) non-real
                                           ------------
                        property assets (the "Direct-Lien Assets") on which a
                                              ------------------
                        lien can be perfected by a limited number of UCC and/or
                        Federal filings and deliveries of pledged instruments
                        (such as accounts, patents, trademarks, the Capital
                        Contribution Agreement (as defined below) and other
                        general intangibles), (iii) substantially all other
                        personal property (which will include equipment)
                        ("Personal Property Assets") and (iv) all real estate
                          ------------------------
                        interests ("Real Estate Assets"). All FCC Licenses,
                                    ------------------
                        Personal Property Assets and Real Estate Assets will be
                        acquired in or transferred to separate, wholly owned,
                        single purpose partnership subsidiaries of the Borrower
                        ("License Subsidiary", "Equipment Subsidiary," and "Real
                          ------------------    --------------------        ----
                        Estate Subsidiary", respectively). The Direct-Lien
                        -----------------
                        Assets and the Mortgaged Properties (as defined below)
                        will remain with the Borrower. Assets that are acquired
                        with
                        purchase-money Indebtedness permitted by clause 1.(d)
                        under "Negative Covenants" below ("Permitted Purchase
                                                           ------------------
                        Money Indebtedness") will be owned by the Borrower but
                        ------------------
                        will not constitute Collateral (as defined below).

                        The obligations of the Borrower in respect of the Credit Facilities shall be secured by a perfected first priority lien (the "Shared Lien") on (a) all the
                                            -----------
                        partnership interests in the License Subsidiary, the Equipment Subsidiary and the Real Estate Subsidiary (the "Partnership Interests") and all the partnership
                         ---------------------
                        interests in, and the capital stock of, the other Restricted Subsidiaries of the Borrower and (b) the Direct-Lien Assets. All assets that are subject to the Shared Lien are herein called the "Collateral".
                                                           ----------

                        The Shared Lien will secure equally and ratably the following indebtedness (the "Secured Debt"): (i) the
                                                     ------------
                        Credit Facilities, (ii) the Vendor Financing (as defined below), (iii) specified other indebtedness of the Borrower for borrowed money, and interest rate swaps that are (a) provided by the Lenders or the lenders under the Vendor Financing and (b) related to other Secured Debt, (iv) indebtedness of the Borrower other than for borrowed money) in an aggregate amount not exceeding an amount to be determined at any time outstanding and (v) any Permitted Refinancing Indebtedness (as defined in Section VIII below) in respect of any of the foregoing; provided that the
                                                         --------
                        Shared Lien will not secure any Permitted Purchase Money Indebtedness.

 Capital Contribution   The four ultimate partners of the Borrower (the
 Agreement:             "Parents") will enter into a capital contribution
                        agreement (the "Capital Contribution Agreement") in form and substance satisfactory to the Borrower and the Administrative Agent.

 Guarantees:            The Equipment Subsidiary, the License Subsidiary,
                        the Real Estate Subsidiary and each other Subsidiary of
                        the Borrower that is a Restricted Subsidiary will each
                        guarantee the Secured Debt on a joint and several, pari
                                                                           ----
                        passu basis (the "Guarantees").
                        -----             ----------

V.  Certain Conditions
    ------------------

 Initial Conditions:    The availability of the Credit Facilities shall be
                        conditioned upon satisfaction of, among other things,
                        the following conditions precedent (the first date upon
                        which all such conditions precedent shall be satisfied,
                        the "Closing Date"):
                             ------------
                             1. The Borrower, the License Subsidiary, the
                        Equipment Subsidiary, the Real Estate Subsidiary and
                        each of the Parents (collectively, the "Credit Parties")
                                                                --------------
                        shall have executed and delivered definitive financing
                        documentation with respect to the Credit Facilities
                        consistent with this Summary of Terms and Conditions
                        (the "Credit Documentation").
                              --------------------

                             2. All 29 of the FCC Licenses acquired by a
                        subsidiary of the Borrower for the Borrower's use shall have been paid for in full and shall have been transferred to the License Subsidiary.

                             3. The Borrower shall have (i) entered into a
                        satisfactory collateral trust agreement pursuant to which an independent trustee appointed by the Borrower (the "Trustee") shall act as collateral trustee to hold
                              -------
                        all of the Collateral and the Guarantees for the benefit of the holders of the indebtedness secured thereby in accordance with the provisions described above; (ii) executed and delivered to the Trustee satisfactory security documents to create the liens on the Collateral described above; (iii) completed all such filings and other actions as is necessary to perfect such liens;
                        (iv) provided to the Trustee results of lien searches in each of the offices where liens on the Collateral would be recorded, revealing no liens on any of the Collateral; and (v) provided to the Administrative Agent satisfactory evidence that the Administrative Agent and the Lenders are entitled to the benefit of said collateral trust agreement.

                             4. The Lenders shall have received a satisfactory
                        business plan of the Borrower.

                             5. The Lenders shall have received such legal
                        opinions (including FCC counsel to the Borrower), documents and other instruments as are customary for transactions of this type.

                             6. The amount of Contributed Capital (as defined
                        below) shall be at least $2.2 billion.

                             7. The Lenders shall have received audited
                        financial statements of the Borrower for the fiscal year ended December 31, 1995.

                             8. The Lenders shall have satisfactorily completed
                        a due diligence investigation of the Borrower and its subsidiaries.

                             9. Each of the partnership agreements for Sprint
                        Spectrum Holding Company, L.P. and the Borrower and its subsidiaries, the Capital Contribution Agreement, the "Sprint" trademark license agreement, the Vendor procurement agreements, the Vendor Financing and other agreed upon agreements shall be in full force and effect and in form and substance satisfactory to the Lenders.

 On-Going Conditions    The making of each Loan shall be conditioned upon (i)
                        all representations and warranties by the Credit Parties in the Credit Documentation (including, without limitation, the material adverse change and litigation representations) being true and correct in all material respects and (ii) there being no default or event of default in existence at the time of, or after giving effect to the making of, such Loan .


VI.   Representations, Warranties,
      Covenants and Events of Default
      -------------------------------

                        The Credit Documentation shall contain representations, warranties, covenants and events of default customary for financings of this type, including the following and others reasonably satisfactory to the Borrower and the Lenders.

 Representations and    Accuracy of financial statements; material adverse
 Warranties:            change; partnership existence; compliance with law;
                        partnership power and authority; ownership of the Borrower, the License Subsidiary, the Equipment
                        Subsidiary, the Real Estate Subsidiary and (so long as and to the extent owned as permitted under the Credit
                        Documentation) any other Restricted Subsidiaries;
                        absence of any material obligations or liabilities of the License Subsidiary, the Equipment Subsidiary and the Real Estate Subsidiary (other than the Guarantees);
                        enforceability of Credit Documentation; no conflict with law or contractual obligations; no material litigation;
                        no default; ownership of property; liens; intellectual property; no burdensome restrictions; taxes; FCC compliance; existence and validity of all matenal governmental consents and permits; Federal Reserve regulations; ERISA; Investment Company Act;
                        subsidiaries; environmental matters; accuracy of disclosure and creation, perfection and priority
                        (subject to customary qualifications) of security interests. The foregoing representations and warranties shall contain such materiality and other exceptions as shall be reasonably satisfactory to the Borrower and the Lenders.

 Affirmative Covenants: Delivery of financial statements (including annual audited financial statements, quarterly unaudited statements, quarterly operating budgets with comparisons to actual for the current quarter and year to-date), reports, officers' certificates and other information reasonably requested by the Lenders; payment of other obligations; continuation of business and maintenance of existence and material rights and privileges (provided that the Borrower will be permitted to convert to corporate form); compliance with laws and material contractual obligations (including obligations under FCC Licenses); maintenance by the Borrower and its Restricted Subsidiaries of property and liability insurance in accordance with prevailing standards in the industry; maintenance of books and records; notices of defaults, litigation and other material events; compliance with environmental laws; agreement to transfer any after-acquired FCC Licenses to the License Subsidiary, to transfer any afer-acquired Personal Property Assets to the Equipment Subsidiary, to transfer any after-acquired Real Estate Assets to the Real Estate Subsidiary and to grant security interests in after-acquired Direct-Lien Assets and to create a mortgage in favor of the Trustee on any real property having a value greater than $15,000,000 (a "Mortgaged Property") (with certain
                                        --------- --------
                        exceptions to be agreed upon); agreement that all FCC Licenses will be held by the License Subsidiary, all Personal Property Assets will be held by the Equipment Subsidiary and all Real Estate Assets will be held by the Real Estate Subsidiary (with certain exceptions to be agreed upon); agreement to obtain interest rate protection for a portion of the Loans on satisfactory terms and conditions; agreement to cause each newly acquired Restricted Subsidiary to guarantee the Credit Facilities; and agreement to pledge all the equity interests in each newly acquired Restricted Subsidiary as collateral for the Secured Debt. The foregoing affirmative covenants shall contain such materiality and other exceptions as shall be reasonably satisfactory to the Borrower and the Lenders.

 Financial Covenants:   The Borrower and its Restricted Subsidiaries shall not
                        (see Section VIII below for certain definitions used herein):

                        (a) Total Debt to Total Capitalization. Permit the
                            ----------------------------------
                            ratio of (i) Total Debt outstanding on the last day of any fiscal quarter ending during any fiscal year set forth below to (ii) Total Capitalization on such last day to exceed the ratio set forth opposite such fiscal year:

                                   Fiscal Year               Ratio
                                   -----------               -----

                                     1996                  .50 to 1
                                     1997                  .60 to 1
                                     1998                  .65 to 1
                                     1999 through 2001     .70 to 1

                        (b) Total Debt to Annualized Adjusted EBITDA. Permit
                            ----------------------------------------
                            the ratio of (i) Total Debt outstanding at the end of any fiscal quarter to (ii) Annualized Adjusted EBITDA for the period ending on such date to be more than the ratio set forth below opposite the period during which such quarter ends:

                                  Date                       Ratio
                                  ----                       -----

                                12/31/98                     23.0 to 1
                                03/31/99                     20.0 to 1
                                06/30/99 through 09/30/99    15.0 to 1
                                12/31/99 through 03/31/00     6.0 to 1
                                06/30/00 through 09/30/00     5.0 to 1
                                12/31/00                      4.0 to 1

                        (c) Total Debt to Annualized EBITDA. Permit the ratio
                            -------------------------------
                            of (i) Total Debt outstanding on the last day of any fiscal quarter ending during any period set forth below to (ii) Annualized EBITDA for the period ending on such date to exceed the ratio set forth opposite such period:

                                  Date                       Ratio
                                  ----                       -----

                                12/31/00                    11.00 to 1
                                03/31/01                    10.0 to 1
                                06/30/01 through 09/30/01    8.0 to 1
                                12/31/01                     6.0 to 1
                                Thereafter                   5.0 to 1

                        (d) Annualized EBITDA to Total Cash Interest Expense.
                            ------------------------------------------------
                            Permit the ratio of (i) Annualized EBITDA at the end of any fiscal quarter ending during any period set forth below to (ii) Total Cash Interest Expense for the four consecutive fiscal quarters ending on such date to be less than the ratio set forth below opposite such period:

                                Period                        Ratio
                                ------                        -----

                                03/31/01 through 09/30/01     1.25 to 1
                                12/31/01 through 09/30/02     2.00 to 1
                                Thereafter                    2.50 to 1

                        (e) Capital Expenditures. Permit Capital
                            --------------------
                            Expenditures for any of the periods set forth below to exceed the amount set forth opposite such period:

                                   Period                   Amount
                                   ------                   ------


                            Date of formation of the
                            Borrower through 12/31/98     $4,500,000,000

                            1/1/99 through 12/31/99        1,000,000,000

                            1/1/00 through 12/31/00        1,000,000,000

                            1/1/01 through 12/31/01        1,000,000.000;

                            provided that any permitted amount which is not
                            --------
                            expended in any of the periods specified above may be carried over for expenditure in any subsequent period.

                        (f) Covered POPS. Incur any indebtedness at any
                            ------------
                            time after any of the dates set forth below if the number of Covered POPS on the last of such dates prior to the date of such incurrence is less than the number set forth opposite such date:

                                Date                            Number
                                ----                            ------

                               12/31/97                       80,000,000
                               12/31/98                       95,000,000
                               12/31/99                      105,000,000
                               12/31/00                      110,000,000

                        (g)  EBITDA to Fixed Charges. Permit the ratio of (a)
                             -----------------------
                             EBITDA for the four consecutive fiscal quarter period ending on the last day of each fiscal quarter during any period set forth below to (b) Fixed Charges for such four consecutive quarter periods to be less than the ratio set forth opposite such period:

                                  Period                      Ratio
                                  ------                      -----

                                  03/31/01 through 12/31/01   1.05 to 1
                                  Thereafter                  1.10 to 1

                        (h)  Secured Debt to Total Capitalization. Permit (i)
                             ------------------------------------
                             Secured Debt on the last day of any fiscal quarter during any fiscal year set forth below divided by
                             (ii) Total Capitalization on such last day to exceed the ratio opposite such fiscal year:

                                  Fiscal Year                 Ratio
                                  -----------                 -----

                                  1996                        .45 to 1
                                  1997                        .55 to 1
                                  1998                        .60 to 1
                                  1999 through 2001           .65 to 1

 Negative Covenants:    Limitations, imposed on the Borrower and its Restricted
                        Subsidiaries, as appropriate, on (it being understood that, where appropriate, the exceptions described below to such limitations will be subject to mutually agreeable limits):

                        1.  indebtedness, other than:

                                (a) indebtedness of the Borrower in respect of
                                    the Loans,

                                (b) indebtedness of the Borrower in respect of
                                    vendor financing (the "Vendor Financing"),
                                                           ----------------
                                (c) indebtedness of the Borrower in respect of
                                    interest rate swaps,

                                (d) indebtedness of the Borrower in respect of
                                    other purchase money indebtedness (including
                                    capital leases); provided that the assets
                                                     --------
                                    acquired therewith shall not be integral to
                                    the infrastructure of the Borrower's
                                    national wireless network (and shall in no event include any FCC License) and that the aggregate amount thereof at any one time outstanding does not exceed an amount to be agreed upon,

                                (e) indebtedness of the Borrower in respect of
                                    handset financing in an aggregate principal amount not exceeding $300,000,000 at any time outstanding,

                                (f) indebtedness of any acquired entity
                                    outstanding at the time of acquisition,
                                    provided such indebtedness is not created in
                                    --------
                                    contemplation of such acquisition,

                                (g) subordinated indebtedness of the Borrower
                                    (having subordination and other material
                                    terms to be approved by the Lenders in the
                                    Credit Documentation) (the "Subordinated
                                                                ------------
                                    Debt"),
                                    ----

                                (h) capital lease obligations of the Borrower
                                    arising out of sale-leaseback transactions,

                                (i) Permitted Refinancing Indebtedness (as
                                    defined in Section VIII below), and

                                (j) additional indebtedness of the Borrower,
                                    provided, however, that (i) the Weighted
                                    --------  -------
                                    Average Life thereof is not shorter than the
                                    Weighted Average Life of the Credit
                                    Facilities, (ii) the terms of such
                                    indebtedness and of any agreement entered
                                    into and of any instrument issued in
                                    connection therewith (including, without
                                    limitation, those relating to collateral (if
                                    any), subordination (if any) and covenant
                                    protection are not, taken as
                                    a whole, in the good faith judgment of the
                                    Borrower's management, materially less
                                    favorable to the Borrower than the terms and
                                    conditions of the Credit Facilities and
                                    (iii) at the time of incurrence of any of
                                    the indebtedness referred to in this clause
                                    (j), both before and after giving effect
                                    thereto, no default or event of default
                                    shall have occurred and be continuing and
                                    the Borrower shall be in pro forma
                                    compliance with the covenants set forth
                                    under "Financial Covenants" above (on the
                                    basis of Total Debt, Total Capitalization
                                    and Secured Debt then outstanding and
                                    Annualized Adjusted EBITDA, Annualized
                                    EBITDA and Debt Service calculated using
                                    such amounts for the most recently ended
                                    fiscal quarter for which financial
                                    statements have been delivered to the
                                    Lenders multiplied by 4) ("Pro Forma
                                                               ---------
                                    Compliance"); provided, further, that
                                    ----------    --------  -------
                                    indebtedness incurred for general
                                    partnership purposes in an aggregate
                                    principal amount equal to not more than
                                    S200,000,000 will not be required to comply with the requirements set forth in clauses
                                    (i) and (ii) above;

                        2.  liens, other than:

                                (a) the Shared Liens,

                                (b) customary permitted liens,

                                (c) liens on assets acquired with Permitted
                                    Purchase Money Indebtedness to secure such Indebtedness,

                                (d) liens on assets that are the subject of
                                    sale-leaseback transactions securing the related capital leases, and

                                (e) others to be agreed upon;

                        3. guarantee obligations, with exceptions to be agreed upon;

                        4. mergers, consolidations, liquidations and dissolutions, other than, so long as, after giving effect thereto, the Borrower is in Pro Forma
                            Compliance:

                                (a) liquidations of subsidiaries (other than
                                    License Subsidiary, Equipment Subsidiary and
                                    Real Estate Subsidiary),

                                (b) mergers in which a subsidiary of the
                                    Borrower or, if the merger involves the
                                    Borrower, the Borrower, is the surviving entity (including mergers among the Borrower and its subsidiaries but excluding any such merger involving the License Subsidiary, Equipment Subsidiary or Real Estate Subsidiary), and

                                (c) others to be agreed upon;

                        5. sales, transfers or other dispositions of assets, other than (in each case, for cash, cash equivalents and an aggregate amount to be agreed upon of promissory notes or other debt obligations):

                                (a) sales of assets (other than FCC Licenses,
                                    Direct Lien Assets, the Partnership
                                    Interests and material Restricted
                                    Subsidiaries) in the ordinary course of
                                    business, provided that the Credit
                                              --------
                                    Documentation will contain exceptions to be negotiated allowing sales of Direct Lien Assets, including exemptions for sales of receivables for collection (and not for financing purposes) and other sales of Direct Lien Assets in amounts up to an amount to be negotiated,

                                (b) so long as no default or event of default is
                                    in existence or would result therefrom and
                                    after giving effect thereto, the Borrower
                                    would be in Pro Forma Compliance, sales of
                                    material assets (including, without
                                    limitation, pursuant to sale-leaseback
                                    transactions and receivables financing
                                    transactions under terms to be negotiated,
                                    but excluding the Partnership Interests, the
                                    Borrower's right to use the "Sprint"
                                    trademark, the Capital Contribution
                                    Agreement) for cash and for fair value the
                                    net cash proceeds of which (to the extent
                                    they exceed a basket to be determined) are
                                    applied as described under "Mandatory
                                    Prepayments" above, provided that the
                                                        --------
                                    consent of the Required Lenders (as defined below) will be required in the case of a sale or series of related sales which includes or include FCC Licenses if, after giving effect thereto, the aggregate number of POPS which the Borrower then has the right to serve would be less than 120 million, and

                                (c) others to be agreed upon;

                        6. distributions to partners and repurchases of equity, other than, so long as no default or event of default is in existence or would result therefrom:

                                (a) to the extent necessary to pay current tax
                                    liabilities payable in respect of the income of the Borrower,

                                (b) to the extent necessary to service Specified
                                    Affiliate Debt (as defined in Section VIII below), if at the time such distribution is made, the Borrower is in Pro Forma Compliance, and

                                (c) distributions and repurchases of equity to
                                    the extent that (i) after giving effect to such distributions or repurchases, the ratio of Total Debt to Annualized EBITDA is not greater than 4.75 to 1 and the ratio of Annualized EBITDA to Interest Expense is not less than 2.5 to 1 and (ii) the Borrower applies an equal amount toward prepayment of indebtedness secured by the Collateral.

                        7. acquisitions, other investments, loans and advances, other than:

                                (a) among the Borrower and its Restricted
                                    Subsidiaries, provided that none of the
                                                  --------
                                    License Subsidiary, the Equipment Subsidiary and the Real Estate Subsidiary may make any acquisitions, other investments, loans and advances (other than in or to the Borrower and certain other specific exceptions to be agreed upon),

                                (b) acquisitions of entities engaged in the
                                    telecommunications business and businesses
                                    related thereto, provided that (i) after
                                                     --------
                                    giving effect to such acquisition, the
                                    Borrower is in Pro Forma Compliance and (ii) such entity becomes a Restricted Subsidiary unless (A) such entity shall be acquired with (I) proceeds of equity contributed to the Borrower expressly for such purpose (which equity shall not be considered for purposes of determining compliance with the conditions to availability of Tranche A or Tranche B) or (II) funds of the Borrower which the Borrower would be permitted to use to make distributions pursuant to, and in accordance with, paragraph 6.(c) under "Negative Covenants" above and (B) the Borrower designates such entity an "Unrestricted Subsidiary",

                                (c) acquisitions of entities engaged in other
                                    businesses, subject to a limit to be agreed
                                    upon, provided that (i) after giving effect
                                          --------
                                    to such acquisition, the Borrower is in Pro
                                    Forma Compliance and (ii) such entity
                                    becomes a Restricted Subsidiary unless (A) such entity was acquired with (I) proceeds of equity contributed to the Borrower expressly for such purpose (which equity shall not be considered for purposes of determining compliance with the conditions to availability of Tranche A or Tranche B) or (II) funds of the Borrower which the Borrower would be permitted to use to make distributions pursuant to, and in accordance with, paragraph 6.(c) under "Negative Covenants" above and (B) the Borrower designates such entity an "Unrestricted Subsidiary", and

                                (d) others to be agreed upon;

                        8. transactions with affiliates except on terms no less favorable to the Borrower than as could be obtained on an arm's length basis from a third party;

                        9.  engaging in any business other than the
                            telecommunications business and businesses related thereto, provided that the Borrower may be a
                                     --------
                            reseller or distributor of products and services of the Parents;

                        10. the ability of the License Subsidiary, the Equipment
                            Subsidiary or the Real Estate Subsidiary to incur any liabilities or to engage in any business or activities other than the holding of FCC Licenses, Personal Property Assets or Real Estate Assets respectively;

                        11. prepaying Vendor Financing, Subordinated Debt and
                            other indebtedness for borrowed money, except with
                            (a) the proceeds of Permitted Refinancing
                            Indebtedness, (b) the proceeds of equity contributed to the Borrower expressly for such purpose (which equity shall not be considered for purposes of determining compliance with the conditions to availability of Tranche A or Tranche B) and (c) funds of the Borrower which the Borrower would be permitted to use to make distributions pursuant to, and in accordance with, paragraph 6.(c) under "Negative Covenants" above; and

                        12. amending the Capital Contribution Agreement or
                            amending provisions to be agreed upon contained in the Borrower's and Sprint Spectrum Holding Company, L.P.'s partnership agreements, the "Sprint" trademark license agreement, the vendor procurement agreements or other material agreements to be agreed upon, in each case in any manner that is materially adverse to the interests of the Lenders.

 Events of Default:     Nonpayment of principal; nonpayment of interest or
                        other amounts after a 5-day grace period; material inaccuracy of representations and warranties; violation of covenants (subject to a 30-day grace period where customary and appropriate); cross-default to the Vendor
                        Financing and to any other indebtedness of the Borrower in an amount greater than the lesser of (i) $50,000,000 and (ii) 10% of the aggregate then outstanding principal amount of indebtedness of the Borrower; bankruptcy of the Borrower, a Restricted Subsidiary or any other material subsidiary; bankruptcy of any of the partners of the Borrower; bankruptcy of any Parent prior to the time when the entire capital contribution amount has been contributed under the Capital Contribution
                        Agreement, unless within 30 days after such bankruptcy one or more of the other Parents shall have assumed the obligations of such bankrupt Parent under the Capital
                        Contribution Agreement; certain ERISA events; unpaid judgments in an amount greater than the lesser of (i) $50,000,000 and (ii) 10% of the aggregate then outstanding principal amount of indebtedness of the Borrower; invalidity or termination of any guarantee, security document or the Capital Contribution Agreement;
                        termination of the Borrower's right to use the "Sprint" trademark; termination, revocation or non-renewal by the FCC of FCC Licenses, if after giving effect thereto, the aggregate number of POPS which the Borrower then has the right to serve is less than 120 million; and a change in control (to be defined as one or more of the Parents failing to hold in the aggregate over 50% of the equity interests in the Borrower).

VII. Certain Other Terms
     -------------------



 Voting: Amendments and waivers with respect to the Credit Documentation shall require the approval of Lenders (the "Required Lenders") holding Loans and commitments
                         ----------------
                        representing more than 50% of the aggregate amount of the Loans and commitments under the Credit Facility, except that (a) the consent of each Lender directly affected thereby shall be required with respect to (i) reductions in the amount or extensions of the scheduled date of any installment of any Loan, (ii) reductions in the rate of interest or the amount of any fees or extensions of any due date thereof and (iii) increases in the amount or extensions of the expiry date of any Lender's commitment, and (b) the consent of 100% of the Lenders shall be required with respect to modifications to any of the voting percentages described in this section.

                        To accelerate the Credit Facility, (i) if there is a bankruptcy default, acceleration will be automatic and
                        (ii) for all other events of default, the approval of the Required Lenders will be required.

                          To foreclose on any Collateral or enforce any Guarantee, the approval of a majority of all amounts secured by the Collateral will be required. To release any Collateral or Guarantee, the approval of 75% of the Loans and commitments under the Credit Facility will be required.

 Assignments and          The Lenders shall be permitted to assign their Loans
 Participations:          sell participations in their Loans and commitments
                          subject, in the case of assignments (other than to another Lender or to an affiliate of the assigning
                          Lender), with the consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld). In the case of partial assignments, the minimum assignment amount shall be $10,000,000, and, after giving effect thereto, the assigning Lender (unless it shall have assigned 100% of its Loans and commitments) shall have Loans and unused commitment aggregating at least $10,000,000.
                          Assignments will require the payment of a service fee
                          (to be determined) by the Assignor to the Administrative Agent. Voting rights of participants shall be limited to those matters with respect to which the affirmative vote of the Lender from which it purchased its participation would be required as described in "Voting" above. Pledges of Loans in accordance with applicable law shall be permitted without restriction. Promissory notes shall be issued under the Credit Facility.

 Clear Market Agreement:  Any commitment issued with respect to the Credit
                          Facility will be conditioned on a "clear market" in the bank loan syndication market with respect to syndication of the Vendor Financing for a period not to exceed 60 days after the Closing Date; provided
                                                                    --------
                          that such condition shall not apply after September 30, 1996.

 Yield Protection, etc.:  The Credit Documentation shall contain customary provisions indemnifying the Lenders for "breakage costs" incurred in connection with prepayment of a Eurodollar Loan (as defined in Annex A hereto) on a day other than the last day of an interest period with respect thereto. The Credit Documentation shall also contain customary indemnification, increased costs, capital adequacy, illegality and unavailability of Eurodollar funding provisions.

 Expenses:              The Borrower shall, to the extent agreed upon in a
                        letter agreement among them, reimburse the Arrangers for
                        their reasonable out-of-pocket expenses (including
                        reasonable fees and expenses of Cravath, Swaine & Moore,
                        as counsel to the Arranger and the Administrative Agent,
                        and of trademark counsel to the Arranger) incurred by
                        them in the negotiation, syndication and execution of
                        the Credit Facility. The Borrower shall also reimburse
                        (a) the Administrative Agent for all reasonable out-of-
                        pocket expenses (including reasonable fees and expenses
                        of counsel) in connection with its administration of
                        the Credit Documentation and (b) the Lenders for their
                        reasonable out-of-pocket expenses incurred in enforcing
                        the Credit Documentation; provided that the Borrower
                                                  --------
                        shall only reimburse the reasonable fees and reasonable disbursements and other charges of one counsel to the Arrangers, the Administrative Agent and the Lenders in connection with any amendment, restructuring or work-out of the Credit Facility.

 Confidentiality:       The Credit Documentation will contain a customary
                        confidentiality provision.

 Non-Recourse:          Except (i) as expressly provided above under the
                        provisions of "Capital Contribution Agreement" above and (ii) in the case of fraud or of misrepresentation by the Parents in the Capital Contribution Agreement, the Credit Facility shall be non-recourse to the partners of the Borrower, the Parents or any intermediate partnerships.

 Governing Law and      State of New York.
 Forum:

 Counsel to Arranger    Cravath, Swaine & Moore.
 and Administrative
 Agent:

 Preparation of Credit  The Credit Documentation will be prepared by Simpson
 Documentation:         Thacher & Bartlett, counsel to the Borrower, at the
                        expense of the Borrower.

VIII. Certain Definitions
      -------------------

 "Adjusted EBITDA":     for any fiscal period, the sum of (a) EBITDA for such
  ---------------       period plus (b) the aggregate amount deducted in
                               ----
                        determining Net Income or Net Loss for such period in respect of sales, marketing and advertising expenses and equipment subsidy expenses.

 "Annualized Adjusted   for the period ending on the last day of any fiscal
  -------------------   quarter, the product of (a) Adjusted EBITDA for the
 EBITDA":               two consecutive fiscal quarters ending on such date
 ------                 multiplied by (b) two.
                        -------------

 "Annualized EBITDA":   for the period ending on the last day of any fiscal
  -----------------     quarter, the product of (a) EBITDA for the two
                        consecutive fiscal quarters ending on such date
                        multiplied by (b) two.
                        -------------

 "Capital Expenditures":expenditures made by the Borrower and its Restricted
  --------------------  Subsidiaries for the purpose of acquiring or constructing fixed assets, real property or equipment and all systems and development expenditures related to the build-out of the Borrower's and its Restricted Subsidiaries' networks to provide Wireless Services in accordance with GAAP, provided that no expenditure
                                              --------
                        related to the acquisition of FCC Licenses and no amount of capitalized interest shall be considered to be a Capital Expenditure.

 "Committed Capital":   at any time, the aggregate amount of cash
  -----------------     contributions then available to be made by the Parents
                        or their affiliates pursuant to the Capital Contribution
                        Agreement.

 "Contributed Capital": at any time, the aggregate amount of equity
  -------------------   contributed to the Borrower.

 "Covered POPS":        at any time, the aggregate number of POPS within
  ------------          each geographic area for which facilities owned by
                        the Borrower and its Restricted Subsidiaries that provide service to such geographic area have achieved

                        "substantial completion" pursuant to the terms of the applicable vendor procurement contract.

 "EBITDA":              for any fiscal period, the Net Income or Net Loss, as
                        the case may be, for such fiscal period, after restoring thereto amounts deducted for, without duplication,
                        (a) interest expense of the Borrower and its Restricted
                        Subsidiaries for such fiscal period determined in conformity with GAAP, (b) taxes based upon Net
                        Income, (c) depreciation and amortization and (d) other non-cash charges.

 "Excess Cash Flow":    for any period, the sum of (a) Net Income (or Net
                        Loss) for such period, plus (b) the aggregate amount
                                               ----
                        of all non-cash charges deducted in arriving at such
                        Net Income (or Net Loss), less the aggregate amount
                                                  ----
                        of all cash Capital Expenditures made by the
                        Borrower and its Restricted Subsidiaries during such
                        period, less the aggregate amount of all scheduled
                                ----
                        repayments and mandatory prepayments of indebtedness
                        for borrowed money, less the aggregate amount of
                                            ----
                        distributions made by the Borrower for such period
                        necessary to pay current tax liabilities payable in
                        respect of income of the Borrower (to the extent such
                        tax liabilities are not deducted in arriving
                        at such Net Income), less any net increases in
                                             ----
                        working capital (excluding cash) during such period, plus any net decreases in working capital (excluding cash) during such period.

 "Fixed Charges"        for any period of four fiscal quarters, the sum of (a)
  -------------         Total Cash Interest Expense for such four fiscal
                        quarters plus (b) the aggregate amount of all required permanent principal payments made in respect of indebtedness of the Borrower during SUCH FOUR FISCAL quarters plus (c) from and after the date on which the Borrower becomes a corporation, all PAYMENTS MADE by the Borrower in respect of taxes during such four fiscal quarters.

 "Interest Expense":    for any fiscal period, the sum of (a) interest expense
  ----------------      of the Borrower and its Restricted Subsidiaries for
                        such fiscal period determined in conformity with
                        GAAP plus (b) interest expense in respect of
                             ----

                        Specified Affiliate Debt for such fiscal period determined in conformity with GAAP.

 "Net Income" or        for any fiscal period, the amount which, in
  ----------            conformity with GAAP, would constitute the net income
 "Net Loss":            or net loss, as the case may be, of the Borrower and
  --------              its Restricted Subsidiaries for such fiscal period;
                        provided that Net Income or Net Loss shall exclude
                        --------
                        extraordinary gains and losses.

 "Permitted Refinancing indebtedness of the Borrower to the extent the proceeds
  --------------------- thereof are used to refinance existing indebtedness of
 Indebtedness":         the Borrower; provided that (a) are giving effect to the
 ------------                         --------
                        incurrence of such indebtedness, the Borrower is in Pro
                        Forma Compliance, (b) the documents under which such indebtedness is incurred are not inconsistent with the Credit Documentation, (c) such indebtedness. if secured, will not be secured by any assets other than those securing the indebtedness being refinanced thereby, (d) such indebtedness, if senior, cannot be used to refinance existing subordinated indebtedness of the Borrower if such subordinated indebtedness, when created, was permitted to be issued only under clause
                        (g) of paragraph I under "Negative Covenants" above (and under no other clause under said paragraph), (e) the final maturity of such indebtedness is no earlier than the final maturity of the indebtedness being refinanced thereby and (f) the terms of such indebtedness and of any agreement entered into and of any instrument issued in connection therewith (including, without limitation, those relating to collateral (if any), subordination (if any) and covenant protection) are not, taken as a whole, materially less favorable to the Borrower than the terms and conditions of the indebtedness being refinanced thereby.

 "POPS":                the population of a geographic area based upon the 1990
  ----                  U.S. census.

 "Restricted            any Subsidiary of the Borrower that is not an
  ----------            Unrestricted Subsidiary.
 Subsidiary":
 ----------

 "Specified Affiliate   indebtedness of affiliates of the Borrower the
  -------------------
 Debt":
 ----
                        proceeds of which was advanced to the Borrower and the Borrower has identified such indebtedness as Specified
                        Affiliate Debt.

 "Total Capitalization":at any date, the sum of (a) Total Debt outstanding on
  --------------------  such date plus (b) Contributed Capital on such date
                                  ----
                        plus (c) Committed Capital on such date less (d) the
                        ----
                        amount of restricted payments made to Partners through such date.

 "Total Cash Interest   for any fiscal period, Interest Expense for such period
  -------------------   less the sum of (a) pay-in-kind Interest Expense
  Expense"              (including accreted interest) and (b) to the extent
  -------               included in Interest Expense, any portion of up front
                        fees and other financing expenses in connection with the Credit Facilities amortized during such fiscal period.

 "Total Debt":          at any time, the sum of (a) the aggregate amount of
  ----------            consolidated indebtedness of the Borrower and its
                        Restricted Subsidiaries for borrowed money then
                        outstanding (including capitalized and accreted
                        interest) plus (b) the aggregate amount of Specified
                                  ----
                        Affiliate Debt then outstanding (including capitalized
                        and accreted interest) minus (c) the aggregate amount
                                               -----
                        of cash and cash equivalents then owned by the Borrower and its Restricted Subsidiaries.

 "Unrestricted          any subsidiary of the Borrower (other than the
  ------------          License Subsidiary, the Equipment Subsidiary and the
 Subsidiary":           Real Estate Subsidiary) that the Borrower designates
 ----------             as an Unrestricted Subsidiary in accordance with the
                        terms set forth in paragraphs 7.(b) and (c) under "Negative Covenants" above.

 "Wireless Service":    the provision of broadband personal communications
  ----------------      services.

 "Wireless Subscribers" at any time, all customers then receiving Wireless
                        Services from the Borrower or any of its Restricted Subsidiaries.